JEFFERSON-PILOT CORPORATION

                          SUBSIDIARIES OF THE REGISTRANT

                                                                    EXHIBIT 21


Subsidiaries included in Consolidated Financial Statements:


                                                                  % of Voting
                                                                   Securities
                                                  State of          Owned by
            Name and Address                    Organization       Registrant

Jefferson-Pilot Life Insurance Company         North Carolina          100
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Fire & Casualty Company        North Carolina          100
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Title Insurance Company        North Carolina          100
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Investments, Inc.              North Carolina          100
  100 North Greene Street, Greensboro, NC

JP Investment Management Company               North Carolina          100
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Investor Services, Inc.        North Carolina          100
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Pension Life Insurance         North Carolina          100
  Company, 100 North Greene Street,
  Greensboro, NC

Jefferson-Pilot Health Care Delivery           North Carolina          100
  Systems, Inc.
  100 North Greene Street, Greensboro, NC

Jefferson Standard Life Insurance              North Carolina          (1)
  Company, 100 North Greene Street,
  Greensboro NC














                                    F-62

Subsidiaries included in Consolidated Financial Statements (continued):


                                                                   % of Voting
                                                                   Securities
                                                 State of           Owned by
             Name and Address                   Organization       Registrant



Southern Fire & Casualty Company               Tennessee               (2)
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Property Insurance             North Carolina          (2)
  Company, 100 North Greene Street
  Greensboro, NC

Jefferson-Pilot Communications                 North Carolina          100
  Company, 100 North Greene Street
  Greensboro, NC

Jefferson-Pilot Communications                 Virginia                (3)
  Company of Virginia,
  5710 Midlothian Turnpike,
  Richmond, VA

WCSC, Inc.                                     South Carolina          (3)
  485 East Bay Street
  Charleston, SC

Jefferson-Pilot Data Services, Inc.            North Carolina          100
  785 Crossover Lane
  Memphis, TN











(1) 100% owned by Jefferson-Pilot Life Insurance Company.
(2) 100% owned by Jefferson-Pilot Fire & Casualty Company.
(3) 100% owned by Jefferson-Pilot Communications Company.











                                  F-63